Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186	Trading Symbol: VGZ Toronto and American Stock Exchanges

NEWS

Vista Provides Update on Exploration and Metallurgical Testing Results at the Mt. Todd Project in NT, Australia

Denver, Colorado, July 21, 2008 – Vista Gold Corp. (TSX & AMEX:  VGZ) (“Vista” or the “Company”) is pleased to provide an update on activities underway at its Mt. Todd Project in the Northern Territory, Australia. The Company is currently conducting technical programs that management expects will lead to the completion of a preliminary feasibility study by the end of the year.

Part of this year’s program is a diamond core drilling program totalling approximately 7,000 meters in 14 holes to obtain further information about the size and quality of the mineral resource. The program is designed to increase the sampling density to support the conversion of inferred gold resources to measured and indicated resources at depth, and to explore for additional resources down dip. In a press release dated February 27, 2008, Vista reported an updated gold resource estimate including the results of a 25 hole program that resulted in an increase in measured resources(1) of 769,633 ounces of gold and an increase in indicated resources(1) of 367,686 ounces of gold resulting in a combined increase in measured and indicated resources(1) of 1,137,319 ounces of gold at a cut-off grade of 0.015 ounces of gold per ton. These estimates (as reported in Vista’s February 27, 2008 press release) are shown below.

Resource Classification	Metric Tonnes (x1000)	Average Grade (grams/tonne)	Short Tons (x1000)	Average Grade (ounces/ton)	Contained Gold Ounces (x1000)
Measured (1)	43,543	0.96	47,987	0.028	1,346
Indicated (1)	45,746	1.05	50,425	0.031	1,549
Measured & Indicated (1)	89,280	1.01	98,413	0.029	2,895
Inferred (2)	58,816	0.81	64,832	0.024	1,532

(1)     Cautionary Note to Investors concerning estimates of Measured and Indicated Resources: This document uses the terms “measured resources” and “indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian securities regulators, the U.S. Securities and Exchange Commission does not recognize them. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

(2)     Cautionary Note to Investors concerning estimates of Inferred Resources: This document uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian securities regulators, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred resource exists or is economically or legally minable.

The current drilling program began in April 2008, and is continuing under the direct supervision of Tim Tuba, Vista’s Exploration Manager in Australia. The core drilling is being completed by Boart Longyear Australia Pty Ltd, with the sample preparation being completed by ALS Chemex in Adelaide, South Australia, followed by assaying for gold by ALS Chemex in Perth, Western Australia.  A sample quality control/quality assurance program has been implemented and check assaying is being done by Genalysis Laboratory Services Pty Ltd in Perth. Multi-element analyses, including copper, are being done by ALS Chemex, also in Perth. All holes were angle holes drilled to intersect mineralization at close to right angles; however, due to physical constraints and the complex nature of the deposit, true thickness of the drilled intervals cannot be assumed from the measured intercepts. Sampling and assaying methods are being conducted in accordance with the CIM Mineral Exploration Best Practices Guidelines. All samples taken were one meter in length, except the last interval of the drill hole.

At present, eight holes have been completed with gold assays received for the first hole drilled. Currently, the time from shipment of the sawed drill core until receipt of assays is approximately 55 days, which is longer than expected but reflects actual turnaround times currently experienced.  The assays include the following highlights:

Drill Hole	Interval (meters)	Intercept (meters)	Assay (grams/tonne)	Including (meters)	Intercept (meters)	Assay (grams/tonne)
VB07-026	506-694	189	0.94	505-519	14	1.39
				551-566	15	1.92
				637-652	15	1.47
				683-694	11	1.87

The assay analysis has been completed by ALS Chemex in accordance with industry accepted standards and has been reviewed by Tim Tuba, P. Geo. as the qualified person under NI 43-101.

A metallurgical test program is also designed to determine the processing parameters for the project. Initial test work by the Company indicated that it may be possible to recover the copper by flotation into a concentrate containing both gold and copper and by leaching the cleaner tail to recover gold, and subsequently, produce a gold bullion product. The Company is also investigating technology to reduce the cost and energy required to grind the hard Mt. Todd ore. Vista has recently completed a program with Polysius Corp., of Beckum, Germany, to evaluate the effectiveness of crushing and grinding of the ore using high pressure grinding roll (HPGR) technology compared with a conventional crushing, semi-autogenous grinding and ball mill grinding circuit. The results of this testing have been reviewed by Deepak Malhotra of Resource Development Inc. of Wheat Ridge, Colorado, a consulting metallurgist and qualified person.  The tests indicate that the use of this technology in the crushing/grinding circuit has the potential to reduce energy requirements by approximately 9.5 kWhr/tonne, which at an estimated power cost of US$0.12 per kWhr represents a savings of US$1.14 per tonne treated, when compared to the use of a conventional crushing, SAG and ball mill grinding circuit. Metallurgical tests using samples generated from the HPGR tests have been completed, with assay results pending.

For more information on the resource estimates completed on the Mt. Todd Project, please refer to Vista’s January 4, 2007, February 27, 2008 and April 24, 2008 press releases, or to the completed technical studies, all of which have previously been filed on www.sedar.com and may also be found on Vista’s website at www.vistagold.com.

Fred Earnest, President and COO stated, “The drilling results obtained thus far support our belief that the Mt. Todd ore body continues at depth with higher assay values than those encountered in shallow drilling.  The drilling program is proceeding from the south to the north and will test the down-dip extension of the heart of the ore body as identified by last year’s drilling.”  He continued, “We believe that the HPGR test results represent a significant breakthrough in processing the Mt. Todd ore.  We expect the reduction in power costs to have a significant impact on the results of the preliminary feasibility study that we intend to undertake at the conclusion of the drilling program. It is unfortunate, but unavoidable, that the results of the drilling and metallurgical test programs are currently being delayed by slow turnaround of assay results from laboratories in the US and Australia.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista is undertaking programs to advance the Paredones Amarillos Project, including the preparation of a definitive feasibility study and the purchase of long delivery equipment items, so that construction can begin during the last quarter of 2008. The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging and additional technical studies are underway, with a definitive feasibility study planned for completion by mid-2009. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, the Yellow Pine Project in Idaho, the Awak Mas Project in Indonesia, and the Long Valley Project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934, and forward-looking information within the meaning of applicable Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as plans for evaluation of the Mt. Todd Project including preliminary assessment results and timing and anticipated results for drilling, field mapping and sampling programs to be undertaken at the Mt. Todd Project; resource estimates at the Mt. Todd Project; capital and operating cost estimates; potential for increasing estimated resources at the Mt. Todd Project and potential for higher grade mineralization at the Mt. Todd Project; results of metallurgical studies in connection with recovery of copper and gold in a marketable concentrate, and effectiveness of high pressure crushing rolls to process hard mineralized material at the Mt. Todd Project and potential for reduction in energy requirements and for cost savings from utilization of high pressure grinding roll technology at the Project; anticipated timing and results for preliminary and definitive feasibility studies to be undertaken at the Mt. Todd Project; anticipated timing and results for a definitive feasibility study being undertaken at the Paredones Amarillos Project; anticipated timing for construction and development activities at the Paredones Amarillos Project; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices; Vista’s potential status as a producer; and other such matters, are forward-looking statements and information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and information.  Such factors include, among others, risks relating uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; uncertainties involved in the determination of the economic viability of a deposit, including estimates of mineral reserves, metallurgical recoveries, costs and gold prices; risks relating to scheduling for feasibility studies; risks relating to delays and incurrence of additional costs in connection with the feasibility study underway at Vista’s Paredones Amarillos Project, including uncertainty relating to timing and receipt for required governmental permits; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project and the Mt. Todd Project; risks of shortages of equipment or supplies; risks of significant cost increases; risks of inability to achieve anticipated production volumes;  risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; intense competition in the mining industry;  uncertainty of being able to raise capital on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulators.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements and information will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements and information.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements and information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com